Exhibit 10.13

8 October 2021

ARB Big Data Sdn. Bhd.

No.17-03, Q Sentral

2A, Jalan Stesen Sentral 2
KL Sentral

50470 Kuala Lumpur

Dear Sirs,

LETTER OF ENGAGEMENT

ARB Axflix Sdn. Bhd. (“ARB Axflix”, “we”) are pleased to assist ARB Big Data Sdn. Bhd. (“Company”) for IT support for big data analysis reporting and implementation for Internet of Things (“loT”) module of Industrialised Building System (“IBS System”); and for Pre- and Post-tensioned Concrete or Structure Connection for IBS System (“Services”).

1.	Engagement and Services

(a)	Standard of Engagement and Services. All Engagement and Services to be provided by ARB Axflix shall be performed with promptness and diligence in a workmanlike manner and at a level of proficiency to be expected of an expertise with the background, experience and specific requirements as confirmed with the Company.

(b)	Tools. Instruments and Equipment. ARB Axflix shall provide own tools, instruments and equipment and place of performing the Services. unless otherwise agreed between the parties.

2.	Project Fee and Expenses

(a)	Proiect Fee. In consideration of the Services to be rendered hereunder. the Company shall pay project fee amounting to RM130.000.00 and subject to modification mutually agreed by both parties.

(b)	Expenses. ARB Axflix shall be entitled to reimbursement for all pre-approved expenses reasonably incurred in the performance of the Services, upon submission and approval of written statements and receipts in accordance with the regular procedures of the Company.

(c)	Payment. ARB Axflix shall submit the Company invoice detailing the Services performed and the amount due. All such invoices shall be due and payable with the credit term given after receipt thereof by the Company.

3.	Confidential Information

(a)	Defined. In this Engagement, the term “Confidential Information” shall mean the work product and any and all information relating to the Company’s business. including, but not limited to, research, developments, product plans, products, services. diagrams, formulae, processes. techniques, technology, firmware, software. know-how, designs, ideas, discoveries, inventions, improvements, copyrights, trademarks, trade secrets, customers, suppliers, markets. marketing. finances disclosed by Company either directly or indirectly in writing, orally or visually. to ARB Axflix. Confidential Information does not include information which:

(i)	is in or comes into the public domain without breach of this Engagement by ARB Axflix;

(ii)	was in the possession of ARB Axflix prior to receipt from the Company and was not acquired by ARB Axfix from the Company under an obligation of confidentiality or non use;

(iii)	is acquired by ARB Axflix from a third party not under an obligation of confidentiality or non-use to the Company; or

(iv)	is independently developed by ARB Axflix without use of any Confidential Information of the Company.

(b)	Obligations of Non-Disclosure and Non-Use. Unless otherwise agreed to in advance and in writing by the Company, ARB Axflix will not, except as required by law or court order, use the Confidential Information for any purpose whatsoever other than the performance of the Services or disclose the Confidential Information to any third party.

ARB Axflix may disclose the Confidential Information only to those of its employees who need to know such information. In addition, prior to any disclosure of such Confidential Information to any such employee, such employee shall be made aware of the confidential nature of the Confidential Information and shall execute, or shall already be bound by, a non-disclosure agreement containing terms and conditions consistent with the terms and conditions of this Engagement. In any event, ARB Axflix shall be responsible for any breach of the terms and conditions of this Engagement by any of its employees. ARB Axflix shall use the same degree of care to avoid disclosure of the Confidential Information as it employs with respect to its own Confidential Information of like importance, but not less than a reasonable degree of care.

4.	Other Terms and Conditions.

The General Conditions and any Special Conditions are attached hereto as and made a part of this Contract. In the event of a conflict between the General Conditions and the Special Condition, the Special Conditions shall control.

5.	Interference with Business

(a)	Non-Competition. During this Engagement, ARB Axflix will engage in no business or other activities which are, directly or indirectly, competitive with the business activities of the Company without obtaining the prior written consent of the Company.

(b)	Non-Solicitation. ARB Axflix agrees that for a period of one (1) year after completion or termination of this Engagement, we shall not:

(i)	divert or attempt to divert from the Company any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its suppliers or customers; or

(ii)	employ, solicit for employment, or recommend for employment any person employed by the Company, during the Engagement period and for a period of one (1) year thereafter.

6.	Force Majeure

Either party shall be excused from any delay or failure in performance required hereunder if caused by reason of any occurrence or contingency beyond its reasonable control, including, but not limited to, acts of God, acts of war, fire, insurrection, strikes, lock-outs or other serious labour disputes, riots, earthquakes, floods, explosions or other acts of nature.

The obligations and rights of the party so excused shall be extended on a day-to-day basis for the time period equal to the period of such excusable interruption. When such events have abated, the parties’ respective obligations hereunder shall resume.

7.	Non-Publicity

The Company and ARB Axflix agree not to disclose the existence or contents of this Engagement to any third party without the prior written consent of the other party except:

(a)	to its advisors, attorneys or auditors who have a need to know such information;

(b)	as required by law or court order;

(c)	as required in connection with the reorganization of a party, or its merger into any other corporation, or the sale by a party of all or substantially all of its properties or assets; or

(d)	as may be required in connection with the enforcement of this Engagement.

8.	Assignment

The Services to be performed by ARB Axflix hereunder are business in nature, and Company has engaged ARB Axflix as a result of our expertise relating to such Services. We, therefore, agree that it will not assign, sell, transfer, delegate or otherwise dispose of this Engagement or any right, duty or obligation under this Engagement without the Company’s prior written consent. Nothing in this Engagement shall prevent the assignment by the Company of this Engagement or any right, duty or obligation hereunder to any third party.

9.	General Provisions

(a)	Complete engagement. This engagement letter together with all exhibits which are incorporated herein by reference is the sole and entire arrangement between the parties. This engagement letter supersedes all prior understandings, arrangements and documentation relating to such subject matter. In the event of a conflict between the provisions of the main body of the engagement letter and any attached exhibits, the engagement letter shall take precedence.

{b}	Modifications to engagement. Modifications and amendments to this engagement letter, including any exhibit hereto, shall be enforceable only if they are in writing and are signed by authorized representatives of both parties.

(c)	Notices. All notices and other communications given in connection with this Engagement shall be in writing.

10.	Signatures

Each party represents and warrants that on this date they are duly authorized to bind their respective principals by their signatures.

This letter constitutes the entire understanding of the parties. Any changes or modification thereto must be in writing and signed by both parties.

The undersigned agreed to the terms of this letter on behalf of his or her organization or business.

ARB Axflix Sdn. Bhd	Company Stamp:

(Authorised signature)

/s/ Chong Hwa Siong
Name: Chong Hwa Siong
I/C No .: 740503-04-5379

ARB Big Data Sdn. Bhd.	Company Stamp:

(Authorised signature)

/s/ Choong Voon Kwong
Name: Choong Voon Kwong
I/C No.: 760210-10-5567

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